As filed with the Securities and Exchange Commission on November 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3240619
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

The Hain Celestial Group, Inc.

1111 Marcus Avenue

Lake Success, New York 11042

(516) 587-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark L. Schiller

President, Chief Executive Officer

and Director

The Hain Celestial Group, Inc.

1111 Marcus Avenue

Lake Success, New York 11042

(Name and address of agent for service)

(516) 587-5000

(Telephone number, including area code, of agent for service)

With a copy to:

D. Scott Bennett

G.J. Ligelis Jr.

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

(212) 474-1000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non- accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of Securities Act:  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Debt Securities
Preferred Stock
Common Stock
Depository Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units

(1)

An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered and may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of all of the registration fees. Registration fees will be paid subsequently on a “pay as you go” basis. Securities registered hereunder may be sold either separately or as units comprising more than one type of security registered hereunder.

PROSPECTUS

THE HAIN CELESTIAL GROUP, INC.

DEBT SECURITIES

PREFERRED STOCK

COMMON STOCK

DEPOSITARY SHARES

WARRANTS

STOCK PURCHASE CONTRACTS

STOCK PURCHASE UNITS

We, or any selling security holder, may from time to time offer to sell the securities covered by this prospectus. Our common stock is listed on the Nasdaq Global Select Market and trades under the ticker symbol “HAIN.”

We, or any selling security holder, may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. When we, or any selling security holder, offer and sell these securities, we will provide specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest. The shares of our common stock may be sold at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus may be offered by us or any selling security holder directly to investors or to or through underwriters, dealers or agents involved in the offering and any applicable fees, commission or discount arrangements.

Our principal executive offices are located at 1111 Marcus Avenue, Lake Success, NY 11042. Our telephone number is (516) 587-5000.

Investing in any of our securities involves risks. You should carefully read and consider the matters described under the caption “Risk Factors” on page 3 of this prospectus and set forth in the documents incorporated by reference herein before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 10, 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, we or selling security holders may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we or selling security holders may offer. Each time we or selling security holders sell securities, we will provide you with a prospectus supplement containing specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us or the selling security holders for the securities, the net proceeds to us or the selling security holders, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized, and no selling security holder has authorized, anyone else to provide you with different or additional information. No offer of securities is being made in any jurisdiction where the offer or sale is not permitted.

You should not assume that the information in this prospectus, any accompanying prospectus supplement, or any document incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operations, and prospects may have changed since those dates. You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

References in this prospectus to “securities” include any security that we or selling security holders might sell under this prospectus or any prospectus supplement.

References in this prospectus to “the Company,” “we,” “our” and “us” or other similar terms mean The Hain Celestial Group, Inc. and its wholly owned subsidiaries, unless we state otherwise or the context indicates otherwise.

THE HAIN CELESTIAL GROUP, INC.

Founded in 1993, we are a Delaware corporation and are headquartered in Lake Success, New York. Our mission has continued to evolve since our founding, with health and wellness being the core tenet. We continue to be a leading marketer, manufacturer and seller of organic and natural, “better-for-you” products by anticipating and exceeding consumer expectations in providing quality, innovation, value and convenience. We are committed to growing sustainably while continuing to implement environmentally sound business practices and manufacturing processes. We sell our products through specialty and natural food distributors, supermarkets, natural food stores, mass market and e-commerce retailers, food service channels and club, drug and convenience stores in over 80 countries worldwide. We operate under two reportable segments: North America and International.

We manufacture, market, distribute and sell organic and natural products under brand names that are sold as “better-for-you” products, providing consumers with the opportunity to lead A Healthier Way of Life®. We are a leader in many organic and natural products categories, with many recognized brands in the various market categories we serve, including Celestial Seasonings®, Clarks™, Cully & Sully®, Earth’s Best®, Ella’s Kitchen®, Frank Cooper’s®, Gale’s®, Garden of Eatin’®, Hain Pure Foods®, Hartley’s®, Health Valley®, Imagine®, Joya®, Lima®, Linda McCartney’s® (under license), MaraNatha®, Natumi®, New Covent Garden Soup Co.®, Robertson’s®, Rose’s® (under license), Sensible Portions®, Spectrum®, Sun-Pat®, Terra®, The Greek Gods®, Yorkshire Provender® and Yves Veggie Cuisine®. Our personal care products are marketed under the Alba Botanica®, Avalon Organics®, JASON®, Live Clean®, and Queen Helene® brands.

Our principal executive offices are located at 1111 Marcus Avenue, Lake Success, NY 11042. Our telephone number is (516) 587-5000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. Prior to making a decision about investing in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K for the year ended June 30, 2021 and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained or incorporated by reference in the applicable prospectus supplement. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. Our business, prospects, financial condition or operating results could be materially adversely affected by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. See also “Forward-Looking Statements” in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus and any prospectus supplement may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. We make such forward-looking statements pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

All statements included or incorporated or deemed to be incorporated by reference into this prospectus and any prospectus supplement, other than statements of historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Such statements involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, our results may differ materially from those expressed or implied by such forward-looking statements. The words “believe,” “expect,” “anticipate,” “may,” “should,” “plan,” “intend,” “potential,” “will” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements include, among other things, our beliefs or expectations relating to our future performance, results of operations and financial condition; our strategic initiatives, business strategy, supply chain, brand portfolio and product performance; the COVID-19 pandemic; current or future macroeconomic trends; and future corporate acquisitions or dispositions. We undertake no obligation to further update forward-looking statements, or the risk factors described “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021, to reflect actual results or changes in assumptions or circumstances, except as required by applicable law.

The forward-looking statements included or incorporated or deemed to be incorporated by reference into this prospectus and any prospectus supplement do not constitute guarantees or promises of future performance. Risks and uncertainties that may cause actual results to differ materially from forward-looking statements include: challenges and uncertainty resulting from the impact of competition; challenges and uncertainty resulting from the COVID-19 pandemic; our ability to manage our supply chain effectively; disruption of operations at our manufacturing facilities; reliance on independent contract manufacturers; changes to consumer preferences; customer concentration; reliance on independent distributors; the availability of organic ingredients; risks associated with our international sales and operations; risks associated with outsourcing arrangements; our ability to execute our cost reduction initiatives and related strategic initiatives; our reliance on independent certification for a number of our products; the reputation of our Company and our brands; our ability to use and protect trademarks; general economic conditions; input cost inflation; the United Kingdom’s exit from the European Union; cybersecurity incidents; disruptions to information technology systems; the impact of climate change; liabilities, claims or regulatory change with respect to environmental matters; potential liability if our products cause illness or physical harm; the highly regulated environment in which we operate; pending and future litigation; compliance with data privacy laws; compliance with our credit agreement; the discontinuation of LIBOR; concentration in the ownership of our common stock; our ability to issue preferred stock; the adequacy of our insurance coverage; impairments in the carrying value of goodwill or other intangible assets; and other risks described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 as well as in other reports that we file in the future.

You are cautioned not to rely unduly on any forward-looking statements. The risks and uncertainties related to any forward-looking statements are discussed in more detail under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K for the fiscal year ended June 30, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 and other documents on file with the SEC. You may obtain copies of these documents as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes. Unless otherwise indicated in a prospectus supplement, we will not receive the net proceeds of any sales by selling security holders.

SELLING SECURITY HOLDERS

We will set forth information about selling security holders, where applicable, in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

PLAN OF DISTRIBUTION

We or selling security holders may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us or selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions;

•	transactions in which the broker-dealer solicits purchasers; or

•	privately negotiated transactions.

The securities covered by this prospectus may be sold:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions other than on an exchange or in the over-the-counter market, or in combination.

In addition, we or selling security holders may sell any securities covered by this prospectus in private transactions or pursuant to other exemptions from registration under the Securities Act rather than pursuant to this prospectus.

We or selling security holders may sell offered securities through agents designated by us or selling security holders from time to time. Any such agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us or selling security holders to that agent will be set forth, in the prospectus supplement to the extent required. Unless indicated in the prospectus supplement, such agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive compensation from us or selling security holders in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us, selling security holders or from purchasers of the securities for whom they act as agents.

Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or compensation from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf who participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers, agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us. We may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed that will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we grant any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

Underwriters or agents and their affiliates may be customers of, engage in transactions with or perform services for us or our affiliates from time to time.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of The Hain Celestial Group, Inc. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities may be issued under a document called the indenture. Each indenture is a contract between us and a trustee to be named therein. The debt indentures and their associated documents, including the debt security, will contain the full legal text of the matters described in this section and the applicable prospectus supplement. We have filed a form of the indenture with the SEC as an exhibit to our registration statement of which this prospectus is a part. The following discussion of certain provisions of the indenture is a summary only and should not be considered a complete description of the terms and provisions of the indenture. Accordingly, the following discussion is qualified in its entirety by reference to the provisions of the indenture, including the definition of certain terms used below. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of The Hain Celestial Group, Inc. and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form; and

•

may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. Subject to limitations contained in the indenture, we may from time to time, without notice to or the consent of the holders of a series of debt securities, issue additional debt securities of any such series on the same terms and conditions as the debt securities of such series, except for any differences in the issue price and, if applicable, the initial interest accrual date and interest payment date; provided that if the additional debt securities are not fungible with the debt securities of such series for U.S. federal income tax purposes, such additional debt securities will have one or more separate CUSIP numbers. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series);

•	the price or prices of the debt securities of the series;

•

any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

•	the date or dates on which the principal and any premium with respect to the debt securities of the series are payable;

•

the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the person to whom any interest on a debt security of the series shall be payable if other than the person in whose name that security is registered at the close of business on the record date;

•

the currency or currencies in which debt securities of the series will be denominated and/or in which payment of the principal, premium, if any, and interest of any of the securities shall be payable, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) where the principal, premium and interest with respect to debt securities of the series will be payable or the method of such payment, if by wire transfer, mail or other means;

•

the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•

whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•

if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

•

the obligation or right, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•

the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, depositary shares, other debt securities or warrants for common stock, preferred stock, depositary shares, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

•	if other than minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof, the denominations in which debt securities of the series will be issuable;

•

if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•

if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	any changes or additions to the provisions of the indenture dealing with defeasance;

•

if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•

the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral and any corresponding changes to provisions of the indenture as then in effect;

•

any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

•

if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•	any trustee, authenticating or paying agent, transfer agent or registrar or any other agent with respect to the debt securities;

•

the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

•

the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee;

•	any provisions granting special rights to holders when a specified event occurs;

•	any guarantor or co-issuer; and

•	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

•	securities in bearer form;

•

debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

•	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

•

debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates or original issue discount debt securities; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary. Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium, if any, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

•

any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

•	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. See “—Limitations on Issuance of Securities in Bearer Form” below.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

•

as securities in registered form in minimum denominations, unless otherwise specified by us, of $2,000 and any integral multiples of $1,000 in excess thereof if the debt securities are issuable as securities in registered form;

•	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

•	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following will constitute an event of default under the indenture with respect to any series of debt securities:

•	failure to pay interest on the debt securities of that series within 30 days of the due date;

•

default in payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

•	failure to comply with the obligations described under “—Mergers and Sales of Assets” below;

•

failure to comply for 60 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

•	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

An event of default under one series of debt securities does not necessarily constitute an event of default under any other series of debt securities. A default under the fourth bullet above will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities of such series notify us of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, premium, if any, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount plus accrued and unpaid interest of each affected series of debt securities so declared due and payable.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to the trustee against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses, liabilities and expenses caused by taking or not taking such action.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•

the holder or holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered security or indemnity satisfactory to the trustee against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

•

the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture provides that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must send to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute a default; provided, however, that failure to provide such written notice will not in and of itself result in a default under the indenture.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Amendment

Subject to certain exceptions, modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

•	make any change to the percentage of principal amount of debt securities of any series the holders of which must consent to an amendment;

•

reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods of, any debt security (including the impairment of the right of any holder of any debt security to receive payment of principal of and interest on such holder’s debt security);

•	make any debt security payable in money or securities other than that stated in such debt security;

•	make any change that adversely affects such holder’s right to require us to purchase a debt security, if any;

•	impair the right to institute suit for the enforcement of any payment with respect to the debt securities;

•

in the case of any subordinated debt security or coupons pertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions (including any contractual subordination of senior unsubordinated debt securities);

•	change the provisions applicable to the redemption of any debt security;

•	except as provided under “—Satisfaction, Discharge and Defeasance,” release any security or guarantee that may have been granted with respect to the debt securities; or

•	waive a default in payment of principal of, premium, if any, or interest on the debt securities of a series or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

•

to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the debt securities;

•

to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our board of directors will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default);

•

to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to conform any provision in the indenture to the “Description of Notes” included in the applicable prospectus supplement;

•

to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as will not adversely affect, in any material respect, the interests of any holders of debt securities of any series;

•

to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as then in effect;

•

to add to or change any of the provisions of the indenture to provide that securities in bearer form may be registerable as to principal; to change or eliminate any restrictions on the payment of principal or premium with respect to securities in registered form or of principal, premium or interest with respect to securities in bearer form; or to permit securities in registered form to be exchanged for securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•

in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to make any change that does not adversely affect the rights of any holder in any material respect;

•

to add to, change or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding;

•

to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

•	to establish the form or terms of debt securities and coupons of any series, as described under “—General” above.

Mergers and Sales of Assets

The indenture provides that we will not consolidate with or merge with or into, or convey, transfer or lease in one transaction or a series of related transactions, directly or indirectly, all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person, if not The Hain Celestial Group, Inc., is a person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture; (iii) the resulting, surviving or transferee person, if not The Hain Celestial Group, Inc., expressly assumes by supplemental indenture in a form satisfactory to the trustee all of our obligations under the debt securities and the indenture; and (iv) we or the successor person has delivered to the trustee the certificates and opinions of counsel required under the indenture. Upon any such consolidation, merger or transfer, the resulting, surviving or transferee person shall succeed to, and may exercise every right and power of, The Hain Celestial Group, Inc. under the indenture.

Satisfaction, Discharge and Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all outstanding debt securities of such series (with certain limited exceptions) or (b) all debt securities of such series have become due and payable or will become due and payable at their maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, funds which will provide an amount sufficient to pay the entire indebtedness on such debt securities of such series, including the principal thereof and premium, if any, and interest, if any, thereon (and if, in either case, we have also paid all other sums payable under the indenture with respect to such debt securities of such series (including amounts payable to the trustee)).

In addition, we will have a “defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations (with certain limited exceptions) under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of the Restated Certificate of Incorporation of The Hain Celestial Group, Inc. (“Certificate of Incorporation”) relating to our preferred stock.

We have 5,000,000 shares of preferred stock authorized for issuance in one or more series, at a par value of $0.01 per share. As of September 30, 2021, no shares of preferred stock were outstanding.

Pursuant to our certificate of incorporation, as amended, our board of directors has the authority to provide for the issuance of preferred stock and in connection therewith to fix by resolution providing for the issue of such series, the number of shares to be included and such of the preferences and relative participating, optional or other special rights and limitations of such series, including, without limitation, rights of redemption or conversion into common stock, to the fullest extent permitted by the Delaware General Corporation Law. The issuance of preferred stock could have the effect of decreasing the market price of our common stock and could adversely affect the voting and other rights of the holders of common stock.

The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock.

DESCRIPTION OF COMMON STOCK

The following description of the terms of our common stock does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of our Certificate of Incorporation relating to our common stock.

We have 150,000,000 shares of common stock authorized for issuance, at a par value of $0.01 per share. As of November 2, 2021, there were 94,581,455 shares of common stock outstanding.

Each share of common stock entitles the holder to one vote on each matter voted on by stockholders. Under Article II, Section 8 of the Amended and Restated By-laws of The Hain Celestial Group, Inc. (“By-laws”), unless otherwise required by statute, our Certificate of Incorporation or our By-laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on such action at a meeting of stockholders at which a quorum is present. With respect to the election of directors, at each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a majority of the votes cast at such election shall be elected, provided, however, that at any meeting of stockholders for which the Secretary of the Company determines that the number of nominees for director exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes of the shares represented in person or represented by proxy at such meeting and entitled to vote on the election of directors. There is no cumulative voting.

Subject to any rights of holders of any then outstanding preferred stock, holders of common stock have the right to receive dividends when, as and if declared by the Company’s board of directors out of funds legally available for that purpose.

Subject to any preferential rights of holders of any then outstanding preferred stock, holders of common stock will share ratably in all assets legally available for distribution to our stockholders in the event of liquidation or dissolution of the Company.

Our common stock has no conversion rights, sinking fund provisions, redemption provisions or preemptive rights.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any depository shares, warrants, stock purchase contracts or stock purchase units that may be offered pursuant to this prospectus.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of The Hain Celestial Group, Inc. and Subsidiaries (the “Company”) appearing in the Company’s Annual Report (Form 10-K) for the year ended June 30, 2021, and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our Exchange Act number for our SEC filings is 0-22818. We file information electronically with the SEC. Our SEC filings are available from the SEC’s internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically. Our internet address is http://www.hain.com.

We also make our annual, quarterly and current reports, proxy statements and other information available free of charge through the investor relations section of our website, www.hain-celestial.com, as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the SEC. The information on or accessible through our website that is not specifically incorporated by reference herein is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021;

•	our Current Report on Form 8-K filed on November 1, 2021;

•

the description of our capital stock contained in the Registration Statement on Form 8-A/A dated November  12, 1993 and any amendment or report filed for the purpose of updating such description, including the description of our securities contained in Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended June  30, 2021, which incorporated by reference to Exhibit 4.2 of our Annual Report on Form 10-K for the fiscal year ended June 30, 2019;

•	our definitive proxy statement filed on September 17, 2021; and

•

future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus and before the termination of the offerings of all of the securities covered by this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with other information.

We will provide, without charge, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a copy of any and all of the documents referred to herein that are summarized in this prospectus, if such person makes a written request directed to:

The Hain Celestial Group, Inc.

1111 Marcus Avenue

Lake Success, NY 11042

Attention: Investor Relations

(516) 587-5000

investorrelations@hain.com

The Hain Celestial Group, Inc., our logos and all of our other product and service names are registered trademarks or trademarks of The Hain Celestial Group, Inc. in the USA and other select countries. “®” and “™” indicate USA registration and USA trademark, respectively. Other third party logos and product/trade names are registered trademarks or tradenames of their respective companies.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by The Hain Celestial Group, Inc. (the registrant) in connection with the sale or distribution of the securities registered under this registration statement.

Amount
SEC Registration Fee	$ *
Printing Expenses	**
Legal Fees and Expenses	**
Rating Agency Fees	**
Accounting Fees and Expenses	**
Transfer Agent and Registrar Fees	**
Trustee Fees	**
Miscellaneous	**
Total	$ **

*

Under Rules 456(b) and 457(r) of the Securities Act, applicable SEC registration fees have been deferred and will be paid at the time of any particular offering of securities under this registration statement, and are therefore not estimable at this time.

**

Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Delaware Law. Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify a director or officer under certain circumstances.

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the DGCL.

The Company’s Certificate of Incorporation and By-laws. Article Tenth of our Certificate of Incorporation and Article VI of our By-laws permit the Company to indemnify its directors, officers and corporate personnel to the full extent permitted by Section 145 of the DGCL, as the same may be supplemented or amended from time-to-time.

Insurance. The Company has also purchased liability insurance policies covering its directors and officers.

This description of the indemnification of directors and officers is intended as a summary only and is qualified in its entirety by reference to our Certificate of Incorporation and our By-laws, each of which has been filed with the SEC.

Item 16. Exhibits

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Date of First Filing	Exhibit Number	Filed Herewith

1.1	Form of Equity Securities Underwriting Agreement*	—	—	—	—	—

1.2	Form of Debt Securities Underwriting Agreement*	—	—	—	—	—

1.3	Form of Preferred Stock and Depositary Shares Underwriting Agreement*	—	—	—	—	—

3.1	Restated Certificate of Incorporation of The Hain Celestial Group, Inc.	10-K	000-22818	08/26/2021	3.1	—

3.2	Amended and Restated By-laws of The Hain Celestial Group, Inc.	8-K	000-22818	12/07/2018	3.1	—

4.1	Form of Indenture	—	—	—	—	X

4.2	Form of Debt Security	—	—	—	—	X

4.3	Specimen of Common Stock Certificate	S-4/A	333-33830	04/24/2000	4.1	—

4.4	Form of Certificate of Designation*	—	—	—	—	—

4.5	Form of Deposit Agreement*	—	—	—	—	—

4.6	Form of Depositary Receipt*	—	—	—	—	—

4.7	Form of Warrant Certificate*	—	—	—	—	—

4.8	Form of Warrant Agreement*	—	—	—	—	—

4.9	Form of Stock Purchase Contract*	—	—	—	—	—

4.10	Form of Stock Purchase Contract Agreement*	—	—	—	—	—

4.11	Form of Stock Purchase Unit Certificate*	—	—	—	—	—

4.12	Form of Stock Purchase Unit Agreement*	—	—	—	—	—

5.1	Opinion of Cravath, Swaine & Moore LLP	—	—	—	—	X

23.1	Consent of Ernst & Young LLP	—	—	—	—	X

23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1)	—	—	—	—	X

24.1	Power of Attorney (included on the signature pages to this registration statement)	—	—	—	—	X

25.1	Statement of Eligibility of Trustee for the Debt Securities*	—	—	—	—	—

*

To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K to be filed by the registrant in connection with a specific offering, and incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on November 10, 2021.

THE HAIN CELESTIAL GROUP, INC.

By:	/s/ Javier H. Idrovo
Name:	Javier H. Idrovo
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark L. Schiller and Javier H. Idrovo, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act of 1933 (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark L. Schiller Mark L. Schiller	President, Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2021

/s/ Javier H. Idrovo Javier H. Idrovo	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 10, 2021

/s/ Dean Hollis Dean Hollis	Chair of the Board	November 10, 2021

/s/ Richard A. Beck Richard A. Beck	Director	November 10, 2021

/s/ Celeste A. Clark Celeste A. Clark	Director	November 10, 2021

/s/ Shervin J. Korangy Shervin J. Korangy	Director	November 10, 2021

/s/ Michael B. Sims Michael B. Sims	Director	November 10, 2021

/s/ Glenn W. Welling Glenn W. Welling	Director	November 10, 2021

/s/ Dawn M. Zier Dawn M. Zier	Director	November 10, 2021